UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2021
Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		001-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On April 6, 2021, Arcosa, Inc. (the “Company”) completed the sale of $400 million aggregate principal amount of 4.375% senior notes due 2029 (the “Senior Notes”), pursuant to the terms of the purchase agreement, dated March 31, 2021 (the “Purchase Agreement”), among the Company, the guarantors named therein and the initial purchasers named therein (the “Initial Purchasers”). The Senior Notes were issued under an Indenture, dated April 6, 2021 (the “Indenture”), among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Senior Notes were issued at 100.000% of their face value. The Indenture and the form of Senior Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Senior Notes will be senior unsecured obligations of the Company and the guarantors. Interest is payable on the Senior Notes on April 15 and October 15 of each year, beginning on October 15, 2021, until their maturity date of April 15, 2029.
At any time prior to April 15, 2024, the Company may redeem up to 40% of the Senior Notes at a redemption price of 104.375% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest to the redemption date, in an amount not to exceed the net cash proceeds of one or more equity offerings, so long as the redemption occurs within 120 days of completing such equity offering and at least 60% of the aggregate principal amount of the Senior Notes remains outstanding after such redemption.
In addition, at any time prior to April 15, 2024, the Company may redeem all or a portion of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after April 15, 2024, the Company may redeem all or a portion of the Senior Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Company must offer to repurchase the Senior Notes at a price equal to 101% of the principal amount of the Senior Notes, plus accrued and unpaid interest to the date of repurchase.

The terms of the Indenture, among other things, limit the ability of the Company and each of its subsidiaries to create liens on assets, enter into sale and leaseback transactions, and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. The terms of the Indenture also limit the ability of the Company’s non-guarantor subsidiaries to incur certain types of debt.
The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.
The Senior Notes were sold to the Initial Purchasers for resale to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.
The foregoing descriptions do not purport to be complete and are qualified by reference to the Indenture and the form of Senior Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2021, on March 26, 2021, the Company entered into the 364-day Credit Agreement (the “364-day Facility”) among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and the lenders party thereto. The 364-day Facility provided that it would terminate (prior to its outside maturity date of March 25, 2022) upon (i) the closing date of the offering (the “Offering”) of the Senior Notes or Arcosa or its subsidiaries incurring any other additional indebtedness (other than indebtedness under Arcosa’s existing senior credit facility) in an aggregate principal amount equal to or greater than the commitments under the 364-day Facility or (ii) the termination prior to completion of the acquisition of StonePoint Ultimate Holding, LLC and affiliated entities (the “StonePoint Acquisition”). Upon completion of the Offering on April 6, 2021, the 364-day Facility terminated in accordance with its terms. As of the time of its termination, no borrowings were outstanding under the 364-day Facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above under Item 1.01 to this report is hereby incorporated by reference in this Item 2.03.

Item 7.01    Regulation FD Disclosure

On April 9, 2021, the Company issued a press release announcing the closing of the StonePoint Acquisition and the Offering. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 in this report on Form 8-K is not an admission of the materiality of any information in this Item 7.01 of this report that is required to be disclosed solely by Regulation FD. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other security.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated April 6, 2021, among Arcosa, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 4.375% Senior Notes due 2029 (incorporated by reference to Exhibit 4.1 filed herewith).
99.1	Press Release, dated April 9, 2021, announcing the closing of the StonePoint Acquisition and the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.

April 9, 2021	By:	/s/ Scott C. Beasley
Name: Scott C. Beasley
Title: Chief Financial Officer